China Security & Surveillance Technology, Inc.
Stockholders Vote to Approve Merger

SHENZHEN, China, September 14, 2011 /PRNewswire-Asia/ -- China Security & Surveillance Technology, Inc. (“CSST” or the “Company”) (NYSE:CSR), a leading integrated surveillance and safety solutions provider in the P.R.C., today announced that, at the annual meeting of CSST stockholders held earlier today, the Company’s stockholders voted, among other things, in favor of the proposal to adopt the previously announced Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 3, 2011, by and among Rightmark Holdings Limited, a British Virgin Islands company ("Parent"), Rightmark Merger Sub Limited, a Delaware corporation and a wholly owned, direct subsidiary of Parent ("Merger Sub"), the Company and Mr. Guoshen Tu (solely for the purpose of Section 6.15 of the Merger Agreement), pursuant to which Merger Sub will be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent. Approximately 84.98% of the Company’s total outstanding shares of common stock voted in person or by proxy at today’s annual meeting. Approximately 69.31% of the shares outstanding were voted in favor of the proposal to adopt the Merger Agreement. The proposal to adopt the Merger Agreement was also approved by approximately 59.91% of the shares of common stock outstanding held by unaffiliated stockholders, satisfying the “majority of the minority” voting requirement set forth in the Merger Agreement.

The parties currently expect to complete the merger in September 2011, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement. If completed, the proposed merger would result in the Company becoming a privately held company and its common stock would no longer be listed on the New York Stock Exchange.

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, CSST designs, manufactures, sells, installs, services and monitors electronic surveillance and safety products and solutions, including related software, in China. Its customers are mainly comprised of government, commercial, industrial and education entities. CSST has built a diversified customer base through its extensive sales and service network that includes branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning the expected timing of the completion of the merger, the parties’ ability to complete the merger considering the various closing conditions, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can be identified by the use of forward-looking terminology such as “will,” “believes,” “expects” or similar expressions. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and based upon premises with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the risk that the merger may be delayed or may not be consummated; the risk that the Merger Agreement may be terminated in circumstances that require us to pay a termination fee; the risk that if Parent breaches the Merger Agreement, the maximum amount the Company could recover from Parent is $20 million; risks related to the diversion of management's attention from our ongoing business operations; risks regarding the failure of Parent to obtain the necessary financing to complete the merger; the effect of the announcement of the proposed merger or operational activities taken in anticipation of the merger on our business relationships, operating results and business generally; the outcome of any legal proceedings that have been or may be instituted against us related to the Merger Agreement; the amount of the costs, fees, expenses and charges related to the merger; and risks related to obtaining the requisite consents to the merger. For a description of additional risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system at http://www.sec.gov.

For more information, please contact:

Company Contact:
Amy Tang
China Security & Surveillance Technology, Inc.
Tel: +86-755-8351-0888 ext. 6138
Email: ir@csst.com

Investor and Media Contact:
Patrick Yu, Fleishman-Hillard Hong Kong
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com